Exhibit 5.1

                   SIDLEY AUSTIN LLP    BEIJING    GENEVA       SAN FRANCISCO
SIDLEY AUSTIN LLP  787 SEVENTH AVENUE   BRUSSELS   HONG KONG    SHANGHAI
SIDLEY             NEW YORK, NY  10019  CHICAGO    LONDON       SINGAPORE
                   (212) 839 5300       DALLAS     LOS ANGELES  TOKYO
                   (212) 839 5599 FAX   FRANKFURT  NEW YORK     WASHINGTON, D.C.


                                        FOUNDED 1866

April 16, 2007

ML Asset Backed Corporation
World Financial Center, North Tower

New York, NY 10281

Re:   ML Asset Backed Corporation

      ---------------------------

Ladies and Gentlemen:

            We have acted as special counsel for ML Asset Backed Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 no. 333-139130 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of asset-backed notes and certificates (the "Notes and "Certificates", respectively, and together, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust (each, a "Trust") under and pursuant to the terms and conditions of a separate trust agreement, in the case of the Certificates, or indenture (each an "Agreement"), in the case of the Notes, each between the Corporation and a trustee (the "Trustee") to be identified in the prospectus supplement for such Series of Securities.

            We have examined copies of the Corporation's Articles of Incorporation and Bylaws, the form of each Agreement filed or incorporated by reference as an exhibit to the Registration Statement, the forms of Securities included in the Agreements so filed, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Corporation and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

            Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Securities of a Series have been duly executed, authenticated and delivered in accordance with the terms of the related Agreement and issued and delivered against payment therefor in accordance with the related underwriting agreement as described in the Registration Statement, the Certificates of such Series will be legally issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement, and the Notes of such Series will be binding

      Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

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ML Asset Backed Corporation
April 16, 2007
Page 2

obligations of the related Trust, in each case subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                      Very truly yours,

                                                      /s/ Sidley Austin LLP